                                                                  EXHIBIT 99.a18

               AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.

                            CERTIFICATE OF CORRECTION
                            TO ARTICLES SUPPLEMENTARY

     AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS,  INC., a Maryland corporation
whose  principal  Maryland  office  is  located  in  Baltimore,   Maryland  (the
"Corporation"),  hereby  certifies to the State  Department of  Assessments  and
Taxation of Maryland that:

     1. This Certificate of Correction is filed to correct a typographical error in the Corporation's Articles Supplementary.

     2. Said Articles Supplementary were filed by the Corporation on January 13,
2005.

     3. Article EIGHTH requiring correction as previously filed is as follows:

     EIGHTH: Pursuant to authority expressly vested in the Board of Directors by
Article  FIFTH and  Article  SEVENTH of the  Articles  of  Incorporation  of the
Corporation, the Board of Directors of the Corporation has allocated One Billion
(1,000,000,000)  shares of the One Billion  (1,000,000,000) shares of authorized capital stock of the  Corporation.  As a result of the action taken by the Board of Directors referenced in Article SECOND of these Articles  Supplementary,  the four (4)  Series  of stock of the  Corporation  and the  number  of  shares  and aggregate par value of each is as follows:

         Series                           Number of Shares   Aggregate Par Value
         ------                           ----------------   -------------------
Strategic Allocation: Conservative Fund     250,000,000          $2,500,000

Strategic Allocation: Moderate Fund         475,000,000          $4,750,000

Strategic Allocation: Aggressive Fund       270,000,000          $2,700,000

Newton Fund                                  15,000,000          $   50,000

     4. The above Article  EIGHTH is hereby amended by deleting the text thereof in its entirety and inserting in lieu therefor the following:

     EIGHTH: Pursuant to authority expressly vested in the Board of Directors by
Article  FIFTH and  Article  SEVENTH of the  Articles  of  Incorporation  of the
Corporation, the Board of Directors of the Corporation has allocated One Billion
(1,000,000,000)  shares of the One Billion  (1,000,000,000) shares of authorized capital stock of the  Corporation.  As a result of the action taken by the Board of Directors referenced in Article SECOND of these Articles  Supplementary,  the four (4)  Series  of stock of the  Corporation  and the  number  of  shares  and aggregate par value of each is as follows:

         Series                           Number of Shares   Aggregate Par Value
         ------                           ----------------   -------------------
Strategic Allocation: Conservative Fund     250,000,000          $2,500,000

Strategic Allocation: Moderate Fund         475,000,000          $4,750,000

Strategic Allocation: Aggressive Fund       270,000,000          $2,700,000

Newton Fund                                   5,000,000          $   50,000

     IN WITNESS WHEREOF, AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS,  INC. has
caused this Certificate of Correction to the Articles Supplementary to be signed and  acknowledged  in its  name and on its  behalf  by its  Vice  President  and attested to by its Secretary on this 28th day of March, 2005.

                                            AMERICAN CENTURY STRATEGIC ASSET
                                             ALLOCATIONS, INC.

ATTEST:

/s/ Ward D. Stauffer                        /s/ Charles A. Etherington
-------------------------------------       ------------------------------------
Name:  Ward D. Stauffer                     Name:  Charles A. Etherington
Title: Secretary                            Title: Vice President

     THE  UNDERSIGNED  Vice  President  of  AMERICAN  CENTURY   STRATEGIC  ASSET
ALLOCATIONS,  INC.,  who executed on behalf of said  Corporation  the  foregoing
Certificate of Correction to the Articles Supplementary to the Charter, of which this  certificate  is made a part,  hereby  acknowledges,  in the name of and on behalf of said  Corporation,  the  foregoing  Certificate  of  Correction to the
Articles  Supplementary  to  the  Charter  to  be  the  corporate  act  of  said
Corporation,  and  further  certifies  that,  to  the  best  of  his  knowledge, information and belief,  the matters and facts set forth therein with respect to the approval  thereof are true in all material  respects  under the penalties of perjury.

Dated:  March 28, 2005                       /s/ Charles A. Etherington
                                             -----------------------------------
                                             Charles A. Etherington